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Exhibit 99.3

[CREDIT SUISSE SECURITIES (EUROPE) LIMITED]

November 21, 2014

Board of Directors
GTECH S.p.A.
Viale del Campo Boario 56/D
00154 Roma
Italy

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated July 15, 2014, and our opinion letter, dated October 1, 2014, to the Board of Directors of GTECH S.p.A. ("GTECH"), as Annex G and Annex H, respectively, to the Joint Proxy Statement/Prospectus of GTECH and International Game Technology ("IGT") included in Amendment No. 1 to the Registration Statement on Form F-4 filed with the Securities and Exchange Commission as of the date hereof (the "Registration Statement") and the references to our firm and our opinions in such Joint Proxy Statement/Prospectus under the headings "SUMMARY—Opinion of Credit Suisse as Financial Advisor to GTECH", "THE MERGERS—GTECH Reasons for the Mergers" and "THE MERGERS—Opinion of Credit Suisse as Financial Advisor to GTECH." The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

        In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,
CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ GIUSEPPE MONARCHI

By:	/s/ LAURENCE VAN LANCKER

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  Exhibit 99.3
[CREDIT SUISSE SECURITIES (EUROPE) LIMITED]
Members of the Board